SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 19, 2002

Alliance Pharmaceutical Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or other jurisdiction of incorporation)	0-12950 (Commission File Number)	14-1644018 (IRS Employer ID Number)

6175 Lusk Boulevasrd San Diego, California                                         92121
  (Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code: (858) 410-5200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

          Alliance Pharmaceutical Corp. (“Alliance”), Baxter Healthcare Corporation (“Baxter”) and PFC Therapeutics, LLC (“PFC Therapeutics”), a joint venture owned equally by Alliance and Baxter, have agreed to explore avenues to preserve and/or realize the value of PFC Therapeutics, and to negotiate in good faith to achieve that result. PFC Therapeutics was created as a joint venture in May 2000 to oversee the further development, manufacture, marketing, sale and distribution of Oxygent™ (perflubron emulsion), an intravascular oxygen carrier; in August 2002, Alliance sent PFC Therapeutics a notice of intended termination of the exclusive license it had granted the joint venture, on the grounds that PFC Therapeutics had failed to fulfill its obligations under the license agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements

          None.

(b) Pro Forma Financial Statements

          None.

(c) Exhibits

Exhibit No. 99.1	Exhibit Press release dated September 19, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE PHARMACEUTICAL CORP. By:/s/ Theodore D. Roth Theodore D. Roth President and Chief Operating Officer

Dated September 19, 2002